PROMISSORY NOTE
                                                              Loan No. ML0154T3

Note of Harvest States Cooperatives
St. Paul, Minnesota
                                                       Dated:  October 28, 1996
$25,000,000.00

For value received, the undersigned promises to pay to CoBank, ACB ("Payee"), or order, at the times set forth in that certain Fourth Supplement to Amended and Restated Master Syndicated Loan Agreement dated October 28, 1996, as that Supplement may be amended to restated from time to time (the "Fourth Supplement"), the principal sum of up to TWENTY-FIVE MILLION DOLLARS ($25,000,000.00). The undersigned also promises to pay interest on such sum at the times and rates, or in accordance with the rate options, set forth in the Fourth Supplement.

This note is given for one or more advances to be made by the Payee to the undersigned pursuant to the Fourth Supplement and the Amended and Restated Master Syndicated Loan Agreement under which it was issued, as that Amended and Restated Master Syndicated Loan Agreement may be restated from time to time, all of the terms and provisions of which (including provisions regarding the manner of payment, default interest and acceleration) are hereby incorporated by reference. Advances, accrued interest, and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the advances.

The makers or endorsers hereof waive presentment for payment, demand, protest, and notice of dishonor and nonpayment of this note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to them or either of them or to anyone who has assumed the payment of this note, and it is specifically agreed that the obligations of said makers or endorsers shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

Except to the extent governed by applicable federal law, this note shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to choice of law doctrine.

                                         HARVEST STATES COOPERATIVES



                                         By /s/ T.F. Baker

                                         Title Group Vice President - Finance